As filed with the Securities and Exchange Commission on July 24, 2015

Registration No. 333-163226
Registration No. 333-163227
Registration No. 333-172246
 Registration No. 333-199294

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-163226
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-163227
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172246
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-199294

UNDER THE SECURITIES ACT OF 1933

DIRECTV
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-4772533 (IRS Employer Identification No.)

2260 East Imperial Highway
El Segundo, California  90245
(310) 964-5000
 (Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The DIRECTV Group, Inc. Amended and Restated 2004 Stock Plan
DIRECTV 401(k) Savings Plan
The DIRECTV Group, Inc. Amended and Restated Deferred Compensation Plan for Non-Employee Directors
Amended and Restated Hughes Electronics Corporation Incentive Plan
The Liberty Entertainment, Inc. Transitional Stock Adjustment Plan
DIRECTV 2010 Stock Plan
 (Full Title of the Plans)

Larry D. Hunter, Esq.
General Counsel
DIRECTV Group Holdings, LLC
2260 E. Imperial Highway
El Segundo, California 90245
(310) 964-5000
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of DIRECTV, a Delaware corporation (“DIRECTV”) that were registered on the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the Securities and Exchange Commission:

●
Registration Statement on Form S-8 (No. 333-163226), filed with the Commission on November 19, 2009, which registered the offering of an aggregate of 74,218,593 shares of Class A common stock, $0.01 par value (“Shares”);

●	Registration Statement on Form S-8 (No. 333-163227), filed on November 19, 2009, which registered the offering of an aggregate of 16,700,000 Shares;

●	Registration Statement on Form S-8 (No. 333-172246), filed on February 14, 2011, which registered the offering of an aggregate of 20,000,000 Shares; and

●	Registration Statement on Form S-8 (No. 333-199294), filed on October 14, 2014, which registered the offering of an aggregate of 1,000,000 Shares.

DIRECTV entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 18, 2014, by and among DIRECTV, AT&T Inc., a Delaware corporation (“AT&T”), and DIRECTV Group Holdings, LLC (formerly known as Steam Merger Sub LLC), a Delaware limited liability company and a wholly owned subsidiary of AT&T (“Merger Sub”), pursuant to which DIRECTV merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of AT&T, upon the terms and subject to the conditions set forth in the Merger Agreement.  The Merger became effective on July 24, 2015.

In connection with the Merger, DIRECTV Group Holdings, LLC, as successor to DIRECTV by virtue of the merger, has terminated all offerings of its securities pursuant to the Registration Statements.  Accordingly, DIRECTV Group Holdings, LLC hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of DIRECTV registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on July 24, 2015.

DIRECTV Group Holdings, LLC
as successor by merger to DIRECTV

By:	/s/ Patrick Doyle
	Name:	Patrick Doyle
	Title:	Chief Financial Officer and Executive Vice President

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act.